Exhibit 2

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the rules thereunder may be filed on each of their behalf on Schedule 13D with respect to the Common Stock of Playboy Enterprises, Inc., and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 19th day of January, 2011.

PLAINFIELD CAPITAL LIMITED

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

PLAINFIELD SPECIAL SITUATIONS MASTER FUND II LIMITED

By:	Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

PLAINFIELD OC MASTER FUND LIMITED

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Authorized Individual

PLAINFIELD ASSET MANAGEMENT LLC

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Managing Director and General Counsel

MAX HOLMES

By:	/s/ Thomas X. Fritsch
Thomas X. Fritsch
Attorney-in-Fact*

 *Duly authorized pursuant to Limited Power of Attorney, dated February 1, 2007, by and on behalf of Max Holmes, appointing Thomas X. Fritsch as his attorney-in-fact, which Limited Power of Attorney is filed as Exhibit 1 to this Schedule 13D to which this Joint Filing Agreement is attached.